                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                  SCHEDULE 14A

           Proxy Statement Pursuant to Section 14(a) of the Securities
                      Exchange Act of 1934 (Amendment No. )

Filed by the Registrant  /X/

Filed by a Party other than the Registrant  /_/

Check the appropriate box:
/_/     Preliminary Proxy Statement
/_/ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
/X/     Definitive Proxy Statement
/_/     Definitive Additional Materials
/_/     Soliciting Material Pursuant toss.240.14a-12

                               ORGANOGENESIS INC.
                ------------------------------------------------
                (Name of Registrant as Specified in Its Charter)


                ------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/     No fee required.

/_/     Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

        (1)  Title of each class of securities to which transaction applies:

             -------------------------------------------------------------------


        (2)  Aggregate number of securities to which transaction applies:

             -------------------------------------------------------------------

        (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

             -------------------------------------------------------------------

        (4)  Proposed maximum aggregate value of transaction:

             -------------------------------------------------------------------

        (5)  Total fee paid:

             -------------------------------------------------------------------

/_/      Fee paid previously with preliminary materials.

/_/ Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

         (1) Amount Previously Paid:
                                    --------------------------------------------
         (2) Form, Schedule or Registration Statement No.:
                                                           ---------------------
         (3) Filing Party:
                           -----------------------------------------------------
         (4) Date Filed:
                         -------------------------------------------------------

                              ORGANOGENESIS INC.
                                 150 Dan Road
                          Canton, Massachusetts 02021

                                                                    May 7, 2002

Dear Stockholder,

   You are cordially invited to attend the 2002 Annual Meeting of Stockholders of Organogenesis Inc. (the "Company") to be held at 10:00 a.m. on Thursday, June 6, 2002 at Omni Berkshire Place, 21 East 52nd Street at Madison Avenue, New York, NY 10022.

   At the Annual Meeting, the Company will seek stockholder approval of:

   .   the election of the following six individuals nominated to the Board of
       Directors:

                Alan Ades            Bernard A. Marden
                James J. Apostolakis Michael L. Sabolinski, M.D.
                Steven B. Bernitz    Anton E. Schrafl, Ph.D.

   . the selection of PricewaterhouseCoopers LLP as the Company's independent accountants, and

   . an increase in the number of authorized shares of the Company's Common Stock by 25%.

   We hope you will be able to attend the Annual Meeting. Whether you plan to attend the Annual Meeting or not, it is important that your shares are represented. Therefore, you are urged to complete, sign, date and return the enclosed proxy card, or to vote electronically via the Internet or by telephone, promptly in accordance with the instructions set forth on the proxy card. This will ensure your proper representation at the Annual Meeting.

                                          Sincerely,

                                          /s/ Steven B. Bernitz
                                          STEVEN B. BERNITZ
                                          President and Chief Executive Officer

                    PLEASE RETURN YOUR PROXY CARD PROMPTLY.

                              ORGANOGENESIS INC.

                   NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                        Date:  Thursday, June 6, 2002
                        Time:  10:00 a.m.
                        Place: Omni Berkshire Place
                               21 East 52nd Street at Madison Avenue
                               New York, NY 10022

Dear Stockholder:

   NOTICE IS HEREBY GIVEN that the Annual Meeting of Organogenesis Inc., a Delaware corporation (the "Company"), will be held at 10:00 a.m. on Thursday, June 6, 2002 at Omni Berkshire Place, 21 East 52nd Street at Madison Avenue, New York, NY 10022 for the following purposes:

      Item 1.  To elect six directors to serve for the ensuing year;

      Item 2. To ratify the selection by the Board of Directors of PricewaterhouseCoopers LLP as our independent accountants for the 2002 fiscal year;

      Item 3. To consider and act upon a proposal to amend the Company's Restated Certificate of Incorporation to increase the aggregate number of shares of Common Stock authorized to be issued by the Company from 80,000,000 shares to 100,000,000 shares; and

      Item 4. To transact such other business as may properly come before the meeting or any adjournment or adjournments thereof.

   The Board of Directors of the Company has fixed the close of business on April 9, 2002 as the record date for the determination of Stockholders entitled to notice of and to vote at the Annual Meeting and at any adjournments thereof.

   All Stockholders are cordially invited to attend the Annual Meeting. Whether or not you plan to attend the Annual Meeting, you are requested to complete, sign, date and return the enclosed proxy card, or to vote electronically via the Internet or by telephone, as soon as possible in accordance with the instructions on the proxy card. A pre-addressed, postage prepaid return envelope is enclosed for your convenience should you choose to vote by returning your proxy via mail.

                                          By Order of the Board of Directors,

                                          /s/ Jeffrey L. Dow
                                          JEFFREY L. DOW, ESQ., Secretary

150 Dan Road
Canton, Massachusetts 02021
May 7, 2002

                              ORGANOGENESIS INC.
                                 150 Dan Road
                          Canton, Massachusetts 02021
                                (781) 575-0775

            PROXY STATEMENT FOR THE ANNUAL MEETING OF STOCKHOLDERS

                          To be held on June 6, 2002

General

   This Proxy Statement and the accompanying Notice of Annual Meeting and form of proxy are furnished in connection with the solicitation of proxies by the Board of Directors of Organogenesis Inc. (the "Company") for use at the 2002 Annual Meeting of Stockholders. This meeting will be held on Thursday, June 6, 2002 at 10:00 a.m. at Omni Berkshire Place, 21 East 52nd Street at Madison Avenue, New York, NY 10022, and any adjournments thereof (the "Meeting"). These proxy materials are being mailed to Stockholders on or about May 9, 2002.

Voting Rights and Votes Required

   All properly signed and returned proxies will be voted in accordance with the instructions contained therein and, if no choice is specified, the proxies will be voted in favor of the proposals set forth in the accompanying Notice of Annual Meeting. You have the right to revoke your proxy and change your vote at any time prior to its exercise at the Meeting by giving written notice of revocation or a duly executed proxy bearing a later date to the Secretary of the Company, or, if you voted electronically via the Internet or by telephone, by submitting a later vote using those same methods.

   The holders of a majority of the number of shares of the Company's common stock, par value $0.01 per share (the "Common Stock"), and Series D convertible preferred stock, par value $1.00 per share (the "Series D Preferred Stock"), issued, outstanding and entitled to vote as a single class on any matter shall constitute a quorum with respect to that matter at the Meeting. Shares of Common Stock and Series D Preferred Stock present in person or represented by proxy, including shares which abstain or broker non-votes (as defined below), will be counted for purposes of determining whether a quorum is present.

   Nominees for election of directors at the Meeting will be elected by a plurality of the votes of the shares present in person or represented by proxy at the Meeting. Withholding authority to vote for a nominee for director will have no effect on the outcome of the vote. For the proposal to ratify the appointment of PricewaterhouseCoopers LLP as the Company's independent public accountants for the fiscal year ending December 31, 2002, the affirmative vote of a majority of shares of Common Stock and Series D Preferred Stock present or represented by proxy and entitled to vote as a single class on the matter is necessary for approval. For the proposal to amend the Company's Restated Certificate of Incorporation, the affirmative vote of a majority of shares of the outstanding Common Stock and Series D Preferred Stock entitled to vote, voting together as a single class on an as converted basis, and the affirmative vote of a majority of the outstanding shares of Common Stock entitled to vote as a separate class, are necessary for approval. Because abstentions are treated as shares present or represented and entitled to vote, abstentions with respect to these proposals have the same effect as a vote against the proposal.

   If you hold your shares of Common Stock through a broker, bank or other representative, generally the broker or your representative may only vote the Common Stock that it holds for you in accordance with your instructions. However, if it has not timely received your instructions, the broker or your representative may vote on certain matters for which it has discretionary voting authority. If a broker or your representative cannot vote on a particular matter because it does not have discretionary voting authority, this is a "broker non-vote" on that matter. As to the election of directors, and the ratification of independent public accountants, broker non-votes are not deemed to be present and represented and are not entitled to vote, and therefore will have no effect on the outcome of the vote. As to the proposed amendment to the Company's Restated Certificate of Incorporation, broker non-votes have the same effect as negative votes.

Record Date and Other Information

   The close of business on April 9, 2002 has been fixed as the record date for the determination of Stockholders entitled to notice of and to vote at the Meeting. As of the record date, the Company had an aggregate of 44,699,811 shares of Common Stock (excluding treasury shares) and an aggregate of 100,000 shares of Series D Preferred Stock, which shares are convertible into 4,482,759 shares of Common Stock, outstanding and entitled to vote. The holders of Common Stock are entitled to one vote per share on all matters to be voted on by Stockholders. The holders of Series D Preferred Stock are entitled to vote together with the holders of Common Stock and are entitled to the number of votes equal to the number of shares of Common Stock into which the shares of Series D Preferred Stock could be converted. We have no other voting securities. A total of 49,182,570 votes are eligible to be cast at the Meeting.

   Our Annual Report and Form 10-K, as amended on Form 10-K/A, for the year ended December 31, 2001 are being mailed to Stockholders concurrently with this Notice and Proxy Statement.

   The cost of soliciting proxies, including expenses in connection with preparing and mailing this Proxy Statement, will be borne by the Company. In addition to solicitations by mail, directors, officers and regular employees, without additional remuneration, may solicit proxies by telephone, telegraph and personal interviews. We will pay American Stock Transfer & Trust Company to assist with the solicitation of proxies. Brokers, custodians and fiduciaries will be requested to forward proxy soliciting materials to the owners of stock held in their names, and will be reimbursed for out-of-pocket expenses in connection with the distribution of proxy materials.

   Instead of submitting proxies by mail on the enclosed proxy card, Stockholders have the option to submit their proxies or voting instructions electronically through the Internet or by telephone. Please note that there are separate arrangements for using the Internet and telephone depending on whether your shares are registered in the Company's stock records in your name or in the name of a brokerage firm or bank. Stockholders should check their proxy card or voting instructions forwarded by their broker, bank or other holder of record to understand which options are available.

   The Internet and telephone procedures described below for submitting your proxy are designed to authenticate Stockholders' identities, to allow Stockholders to have their shares voted and to confirm that their instructions have been properly recorded. Stockholders submitting proxies or voting instructions via the Internet should understand that there may be costs associated with electronic access, such as usage charges from Internet access providers and telephone companies, that would be borne by the Stockholder.

   Stockholders of record may submit their proxies:

   . through the Internet by visiting a website established for that purpose at http://www.voteproxy.com and following the instructions; or

   . by telephone by calling the toll-free number 1-800-PROXIES and following the recorded instructions.

   In December 2000, the Securities and Exchange Commission adopted a rule concerning the delivery of annual disclosure documents. The rule allows the Company or brokers holding shares on behalf of Company

Stockholders to send a single set of the Company's annual report and proxy statement to any household at which two or more of the Company's Stockholders reside, if either the Company or the brokers believe that the Stockholders are members of the same family. This practice, referred to as "householding," benefits both Stockholders and the Company. It reduces the volume of duplicate information received by Stockholders and helps to reduce the Company's expenses. The rule applies to the Company's annual reports, proxy statements and information statements. Once Stockholders receive notice from their brokers or from the Company that communications to their addresses will be "householded," the practice will continue until Stockholders are otherwise notified or until they revoke their consent to the practice. Each Stockholder will continue to receive a separate proxy card or voting instruction card.

   Stockholders whose households received a single set of disclosure documents this year, but who would prefer to receive additional copies, may contact the Company's transfer agent, American Stock Transfer & Trust Company, by calling its toll free number, 1-800-937-5449.

   Stockholders who do not wish to participate in "householding" and would like to receive their own sets of the Company's annual disclosure documents in future years, should follow the instructions described below. Stockholders who share an address with another Stockholder of the Company and who would like to receive only a single set of the Company's annual disclosure documents, should follow these instructions:

   . Stockholders whose shares are registered in their own name should contact the Company's transfer agent, American Stock Transfer & Trust Company, and inform them of their request by calling them at 1-800-937-5449 or writing them at 59 Maiden Lane, New York, NY 10038.

   . Stockholders whose shares are held by a broker or other nominee should contact the broker or other nominee directly and inform them of their request. Stockholders should be sure to include their name, the name of their brokerage firm and their account number.

   On the following pages, we have provided information relating to the Board of Directors, principal stockholders, and executive officers, as well as other information required to be disclosed to Stockholders, including a comparative stock performance graph. Following this information are the proposals to be voted on at the Annual Meeting, Items 1 through 4, as set forth in the Notice of Annual Meeting.

Information About the Board of Directors

  The Board of Directors

   The Company's By-Laws provide for the Company's business to be managed by or under the direction of the Board of Directors. Under the Company's By-Laws, the number of directors is fixed from time to time by the Board of Directors and the directors serve in office until the next annual meeting of Stockholders or until their successors have been elected and qualified. The Board of Directors currently consists of six members. The Board of Directors oversees the Company's business and affairs and monitors the performance of management. The directors keep themselves informed through discussions with the Chief Executive Officer, other key executives, and the Company's principal external advisors (legal counsel and external auditors), by reading reports and other materials that the Company's management sends to them, and by participating in Board and committee meetings.

  The Committees of the Board of Directors and Meetings

   Meeting Attendance. During 2001, the Board of Directors held four meetings and five telephonic meetings. No director attended fewer than 75% of the total number of meetings of the Board of Directors and of committees of the Board of Directors on which he served during the fiscal year ended December 31, 2001.

   The Audit Committee is currently comprised of Dr. Anton Schrafl (chairman), Mr. James J. Apostolakis, and Mr. Bernard A. Marden. Mr. David Gardner and Ms. Marguerite Piret served on the Audit Committee during 2001.

The Audit Committee held two meetings during 2001. The responsibilities of this committee are to: (1) make recommendations to the Board of Directors regarding the engagement of independent accountants; (2) review the arrangements for the scope of the independent audit and the results of the audit and to report on the same to the Board of Directors; (3) establish and monitor policy relative to non-audit services performed by the independent accountants; and (4) assure that the accountants are in fact independent.

   The Compensation Committee is currently comprised of Mr. James J. Apostolakis and Mr. Albert Erani. Mr. David Gardner, Dr. Bjorn Olsen and Ms. Marguerite Piret served on the Compensation Committee during 2001. The Compensation Committee held two meetings during 2001. This committee provides recommendations to the Board of Directors as to all elements of compensation arrangements with executive officers. It also administers the 1995 Stock Option Plan, the 1999 Non-Qualified Stock Option Plan, and the 1994 Director Stock Option Plan. Please see also the report of the Compensation Committee set forth elsewhere in this Proxy Statement.

   The Executive Committee is currently comprised of Mr. Albert Erani (chairman), Mr. Bernard A. Marden, and Dr. Michael L. Sabolinski. In 2001, the Executive Committee participated in aspects of the negotiations of the Company with Novartis Pharma AG relating to the Apligraf license, and such other arrangements involving other products and with such other parties as may be deemed appropriate by the Executive Committee.

   The Nominating Committee is currently comprised of Mr. Albert Erani (chairman) and Mr. Bernard A. Marden. Mr. David Gardner, Mr. Glenn Nussdorf and Mr. Richard Ulevitch served on the Nominating Committee during 2001. The Nominating Committee held one meeting during 2001. This committee identifies and recommends candidates for nomination to the Board of Directors. It does not consider nominees recommended by Stockholders.

   Compensation Committee Interlocks and Insider Participation. The Compensation Committee is currently comprised of Mr. James J. Apostolakis and Mr. Albert Erani. Mr. David Gardner, Dr. Bjorn Olsen, and Ms. Marguerite Piret served on the Compensation Committee during 2001. Of the two members of the Compensation Committee named above, Mr. Albert Erani purchased $2,500,000 of 7% five-year convertible debentures and warrants to purchase common stock in a $20,000,000 financing completed March 31, 1999. See "Certain Transactions."

  Compensation of Directors

   Directors who are also officers of the Company do not receive any compensation for their services as directors. Directors who are not also officers of the Company receive $500 for each Board of Directors meeting attended, $300 for each committee meeting attended and a retainer of $1,750 per quarter. Directors are also reimbursed for out-of-pocket expenses that they incur in connection with the business and affairs of the Company.

   Under the 1994 Director Stock Option Plan approved by stockholders in 1994, as amended in August 2000 (the "1994 Director Plan"), stock options to purchase 15,000 shares of common stock shall be granted to non-employee directors upon their initial election as a director. In addition, the 1994 Director Plan provides for the grant of options to purchase an additional 10,000 shares to each eligible non-employee director on the second Wednesday of March in each even numbered calendar year commencing in 1996. The 1994 Director Plan provides that the option price be at fair market value on the date of grant and vest in equal annual installments over a five-year period beginning one year from the date of grant. All options expire ten years from the date of grant. Separately, for additional services to the Company, the Board of Directors approved the grant of options for 20,000 shares under the 1994 Director Plan in June 2001 to each of Mr. Apostolakis, Mr. Marden, Mr. Nussdorf, Dr. Bjorn R. Olsen, Ms. Marguerite A. Piret, and Dr. Schrafl, at an exercise price of $7.40 per share.

Information About Principal Stockholders

   The following table sets forth certain information as of April 9, 2002 with respect to the beneficial ownership of Common Stock and Series D Preferred Stock by: (1) each person known to own beneficially more than 5% of the outstanding shares of Common Stock; (2) each director and nominee for director;
(3) our two Chief Executive Officers during 2001 and the other current executive officers listed in the "Summary Compensation Table" contained on page 10 of this proxy statement; and (4) the directors and executive officers as a group:

                                                                                          Shares of
                                                                                           Series D
                                                                Shares of                 Preferred      Percent of
                                                               Common Stock   Percent of    Stock         Series D
                                                               Beneficially     Common   Beneficially    Preferred
Name and, for more than 5% Owners, Address of Beneficial Owner   Owned(1)     Stock Held   Owned(1)      Stock Held
-------------------------------------------------------------- ------------   ---------- ------------    ----------
        Bricoleur Capital Management..........................  5,379,303(2)     9.9%      120,000(3)(4)   100.0%
          12230 El Camino Real
          Suite 100
          San Diego, CA 92130
        North American Management Corp........................  2,474,855(5)     5.5%            0           0.0%
          Ten Post Office Square
          Boston, MA 02109
        Novartis Pharma AG....................................  2,884,671(6)     6.1%            0           0.0%
          Lichtstrasse 35
          CH-4002 Basel
          Switzerland
        Alan Ades.............................................  2,130,751(7)     4.7%            0           0.0%
        James J. Apostolakis..................................    148,105(8)       *             0           0.0%
        John J. Arcari........................................     24,000(9)       *             0           0.0%
        Steven B. Bernitz.....................................     22,000(10)      *             0           0.0%
        Albert Erani..........................................  1,721,200(11)    3.8%            0           0.0%
        Philip M. Laughlin....................................          0(12)      *             0           0.0%
        Bernard A. Marden.....................................  1,233,638(13)    2.7%            0           0.0%
        Nancy L. Parenteau, Ph.D..............................    391,005(14)      *             0           0.0%
        Michael L. Sabolinski, M.D............................    496,126(15)    1.1%            0           0.0%
        Anton E. Schrafl, Ph.D................................    452,715(16)    1.0%            0           0.0%
       All directors and executive officers as a group
          (8 persons).........................................  4,118,894(17)    9.0%            0           0.0%

--------
 * Less than 1%.

(1) The number of shares of Common Stock and Series D Preferred Stock issued and outstanding at April 9, 2002 was 44,699,181 and 100,000, respectively. The calculation of percentage ownership for each listed beneficial owner is based upon the number of shares of Common Stock and Series D Preferred Stock issued and outstanding at April 9, 2002, plus shares of Common Stock subject to options, warrants, convertible notes or rights to acquire shares of Series D Preferred Stock held by such person or entity at April 9, 2002 and exercisable or convertible within 60 days thereafter. The persons and entities named in the table have sole voting and investment power with respect to all shares shown as beneficially owned by them, except as provided below.
(2) Represents 888,258 shares of Common Stock issuable to Bricoleur Partners, LP upon the conversion of 19,815 shares of Series D Preferred Stock, 1,152,741 shares of Common Stock issuable to Bricoleur Partners II, LP upon the conversion of 25,715 shares of Series D Preferred Stock, 767,000 shares of Common Stock issuable to Bricoleur Enhanced LP upon the conversion of 17,100 shares of Series D

    Preferred Stock, 592,844 shares of Common Stock issuable to Bric6 LP upon the conversion of 13,225 shares of Series D Preferred Stock, 1,011,310 shares of Common Stock issuable to Bricoleur Offshore, Ltd. upon the conversion of 22,560 shares of Series D Preferred Stock, 41,689 shares of Common Stock issuable to Bricoleur-Plus Fund, Ltd. upon the conversion of 930 shares of Series D Preferred Stock and 28,913 shares of Common Stock issuable to Bric Healthcare, LP upon the conversion of 645 shares of Series D Preferred Stock. Also represents 177,651 shares of Common Stock issuable to Bricoleur Partners, LP upon the conversion of the 3,963 shares of Series D Preferred Stock which it has the right to acquire, 230,548 shares of Common Stock issuable to Bricoleur Partners II, LP upon the conversion of the 5,143 shares of Series D Preferred Stock which it has the right to acquire, 153,400 shares of Common Stock issuable to Bricoleur Enhanced LP upon the conversion of the 3,422 shares of Series D Preferred Stock which it has the right to acquire, 118,568 shares of Common Stock issuable to Bric6 LP upon the conversion of the 2,645 shares of Series D Preferred Stock which it has the right to acquire, 202,262 shares of Common Stock issuable to Bricoleur Offshore, Ltd. upon the conversion of the 4,512 shares of Series D Preferred Stock which it has the right to acquire, 8,337 shares of Common Stock issuable to Bricoleur-Plus Fund, Ltd. upon the conversion of the 186 shares of Series D Preferred Stock which it has the right to acquire and 5,782 shares of Common Stock issuable to Bric Healthcare, LP upon the conversion of the 129 shares of Series D Preferred Stock which it has the right to acquire.
(3) The Company and the entities referred to in Footnote 2 above agreed in the Stock Purchase Agreements pursuant to which these entities purchased shares of the Company's Series D Preferred Stock, that these entities will not exercise their rights to acquire additional shares of the Company's Series D Preferred Stock to the extent that such acquisition would cause them to exceed 9.99% ownership of the outstanding Common Stock of the Company, as computed in accordance with Sections 13 and 16 of the Securities Exchange Act of 1934.
(4) Represents 19,815 shares of Series D Preferred Stock held by Bricoleur Partners, LP, 25,715 shares of Series D Preferred Stock held by Bricoleur Partners II, LP, 17,100 shares of Series D Preferred Stock held by Bricoleur Enhanced LP, 13,225 shares of Series D Preferred Stock held by Bric6, LP, 22,560 shares of Series D Preferred Stock held by Bricoleur Offshore, Ltd., 930 shares of Series D Preferred Stock held by Bricoleur-Plus Fund, Ltd. and 645 shares of Series D Preferred Stock held by Bric Healthcare, LP. Also represents 3,963 shares of Series D Preferred Stock which Bricoleur Partners, LP has the right to acquire, 5,143 shares of Series D Preferred Stock which Bricoleur Partners II, LP has the right to acquire, 3,422 shares of Series D Preferred Stock which Bricoleur Enhanced LP has the right to acquire, 2,645 shares of Series D Preferred Stock which Bric6, LP has the right to acquire, 4,512 shares of Series D Preferred Stock which Bricoleur Offshore Fund, Ltd. has the right to acquire, 186 shares of Series D Preferred Stock which Bricoleur-Plus Fund, Ltd. has the right to acquire and 129 shares of Series D Preferred Stock which Bric Healthcare, LP has the right to acquire.
(5) Includes 2,336,298 shares of Common Stock based on information provided by North American Management Corp. as of April 9, 2002, 86,207 shares of Common Stock that are issuable upon conversion of the Company's 7% five-year convertible debentures and 25,000 shares of Common Stock that are issuable upon the exercise of warrants issued in connection with the Company's 1999 debenture financing. Under common forms of discretionary account agreements between investment adviser and client, an investment adviser is vested with authority to dispose of shares. North American is an investment adviser and is thus considered, under Securities and Exchange Commission ("SEC") rules, to be a "beneficial owner." An investment adviser need not have any pecuniary interest to be considered a beneficial owner. Additional shares of Common Stock may be issued to North American to pay future interest due on the debentures.
(6) Includes 2,227,171 shares of Common Stock that are issuable upon conversion of the Company's 7% convertible note.
(7) Includes 24,156 shares of Common Stock held by Mr. Ades' individual retirement account, 1,000 shares of Common Stock held by Mr. Ades' wife, 5,250 shares of Common Stock held in Mr. Ades' wife's IRA, 27,700 shares of Common Stock held by Mr. Ades' daughter, 19,080 shares of Common Stock that are issuable to Mr. Ades upon the exercise of a Common Stock purchase warrant issued in connection with the

    Company's Common Stock and warrant financing in September 2001, 324,138 shares of Common Stock that are issuable upon conversion of the Company's 7% five-year convertible debentures and 130,000 shares of Common Stock that are issuable upon the exercise of warrants issued in connection with the Company's 1999 debenture financing.
(8) Includes 16,000 shares of Common Stock that are subject to outstanding options.
(9) Represents shares of Common Stock that are subject to outstanding options.
(10) Represents shares of Common Stock that are subject to outstanding options.
(11) Includes 21,666 shares of Common Stock that are subject to outstanding options, 172,414 shares of Common Stock that are issuable upon the conversion of the Company's 7% five-year convertible debentures and 50,000 shares of Common Stock that are issuable upon the exercise of warrants issued in connection with the Company's debenture financing. Also includes 1,500 shares held by Stanmore Associates and an additional 14,000 shares held by Eureka Partners Pension. Mr. Erani disclaims beneficial ownership of the shares held by these two entities. Additional shares of Common Stock may be issued to Mr. Erani to pay future interest due on the debentures.
(12) Mr. Laughlin resigned from his position as President and Chief Executive Officer on May 15, 2001.
(13) Includes 17,166 shares of Common Stock that are subject to outstanding options, 103,448 shares of Common Stock that are issuable upon the conversion of the Company's 7% five-year convertible debentures, 30,000 shares of Common Stock that are issuable upon the exercise of warrants granted in connection with the Company's 1999 debenture financing, and 11,925 shares of Common Stock that are issuable upon the exercise of a Common Stock purchase warrant issued in connection with the Company's Common Stock and warrant financing in September 2001. Also includes 91,064 shares held by Mr. Marden's children. Mr. Marden disclaims beneficial ownership of his children's shares.
(14) Represents shares of Common Stock that are subject to outstanding options.
(15) Represents shares of Common Stock that are subject to outstanding options.
(16) Includes 109,451 shares of Common Stock that are subject to outstanding options. Also includes 5,860 shares held by Dr. Schrafl's children. Dr. Schrafl disclaims beneficial ownership of his children's shares.
(17) Includes 727,519 shares of Common Stock that are subject to outstanding stock options held by officers and directors, 275,862 shares of Common Stock that are issuable upon the conversion of the Company's 7% five-year convertible debentures, 80,000 shares of Common Stock that are issuable upon the exercise of warrants granted in connection with the Company's 1999 debenture financing, and 11,925 shares of Common Stock issuable upon the exercise of warrants issued in connection with the Company's common stock and warrant financing in September 2001.

Information About Executive Officers

  General

   The following table sets forth the name, age and current position of each non-director executive officer and each such officer's business experience during the past five years.

Name and Age                              Position and Business Experience
------------            ---------------------------------------------------------------------
John J. Arcari......... Vice President, Finance and Administration, Chief Financial Officer,
  Age 56                and Treasurer since May 2000; Secretary from May 2000 to
                        March 2002. Chief Financial Officer of Intl.com from September 1999 to April 2000; Chief Financial Officer of Robotic Vision Systems Inc.
                        from August 1997 to March 1999; Chief Financial Officer of LTX
                        Corporation from February 1987 to July 1997.

Jeffrey L. Dow, Esquire Vice President, General Counsel and Secretary since March 2002;
  Age 59                Senior Director, Business and Legal Affairs from August 2000 to
                        March 2002, and Senior Director, Business Development from January
                        1999 to August 2000; prior to his employment by the Company, he was
                        Vice President, Regulatory Policy for the American Red Cross from
                        1994.


  Compensation Committee Report on Executive Compensation

   Overview: The Compensation Committee of the Board of Directors is comprised of two independent non-employee directors and is responsible for developing and making recommendations to the Board of Directors with respect to compensation policies regarding executive officers. The committee also recommends to the Board of Directors the annual base cash compensation and annual cash bonuses to be paid to each executive officer. Additionally, the committee grants options to executive officers.

   The overall policy on compensation, as adopted by the Compensation Committee, is to provide competitive compensation to enable the Company to attract and retain qualified executive officers. The compensation of the executive officers is structured and administered to promote the achievement of the Company's business goals and, thereby, to maximize corporate performance and stockholder returns. The Compensation Committee believes that, in addition to adequate base cash compensation, it is important to have cash bonuses constitute a significant portion of each executive officer's compensation package in order to tie an individual's compensation level to individual and corporate performance. The Compensation Committee also believes it is important to have stock incentives constitute a significant portion of each executive officer's compensation package to help align long-term interests of executive officers with the interests of Stockholders.

   Compensation of Executive Officers: Based upon the foregoing, the compensation of executive officers consists of a mixture of cash base salary, cash bonuses, fringe benefits and long-term common stock incentives. The common stock incentives are provided through stock option plans. The Company also maintains a contributory 401(k) program in which executive officers may participate. The maximum contribution that may be paid in any one year by the Company under the 401(k) program on behalf of any one employee is $900. In determining the total amount and mixture of the compensation package for each executive officer, the Compensation Committee, at least once a year, takes into consideration numerous factors such as: (1) compensation of executive officers performing similar functions at comparable and competitive companies;
(2) individual performance of each executive officer, including contribution to the Company's goals; and (3) the Company's short-term and long-term needs and goals, including attracting and retaining key management personnel. As a result of this evaluation, the Compensation Committee recommends to the Board for approval for each executive officer appropriate changes in existing base salary effective March 1 of each year and an annual cash bonus payable after the end of the calendar year.

   The stock option program is the Company's major long-term incentive plan to compensate executive officers. The objectives of this program are to align the executive officers' and stockholders' long-term interests by creating a strong and direct link between executive pay and stockholder return and to enable the executive officers to develop and maintain significant long-term stock ownership in the Company's Common Stock. Stock options generally are granted at an option price equal to the fair market value of the Common Stock on the date of grant, have ten year terms, and vest ratably over five years. The amount of shares granted increases as a function of higher salary and position.

   Compensation of Former Chief Executive Officers: Michael L. Sabolinski, M.D. a former Chief Executive Officer of the Company during 2001, was eligible to participate in the same executive compensation programs available to other executive officers. The Compensation Committee set Dr. Sabolinski's annual compensation at a level it believed was necessary to retain Dr. Sabolinski in his executive position and to be comparable with other companies in the industry. In May 2001, Dr. Sabolinski's annual base salary was set at $325,000.

   Philip M. Laughlin, a former Chief Executive Officer of the Company during 2001, was eligible to participate in the same executive compensation programs available to other executive officers. The Compensation Committee set Mr. Laughlin's annual compensation at a level it believed was necessary to retain Mr. Laughlin in his executive position and to be comparable with other companies in the industry. In October 1999, Mr. Laughlin's annual base salary was set at $325,000.

   Compliance with Internal Revenue Code Section 162(m): Section 162(m) of the Internal Revenue Code of 1986, as amended, generally disallows tax deductions to publicly traded corporations for compensation over $1 million paid to a corporation's Chief Executive Officer and any of its four other most highly compensated executive officers. Qualifying performance-based compensation will not be subject to this disallowance if certain requirements are met.

   While the tax impact of any compensation arrangement is one factor to be considered, such impact is evaluated in light of the Compensation Committee's overall compensation philosophy. The Compensation Committee intends to establish executive officer compensation programs which will maximize the Company's tax deduction if the Compensation Committee determines that such actions are consistent with its philosophy and in the best interests of the Company and its Stockholders. However, from time to time, the Compensation Committee may award compensation which is not fully deductible if the Compensation Committee determines that such award is consistent with its philosophy and in the best interests of the Company and its Stockholders.

                                          Members of the Compensation Committee:

                                          JAMES J. APOSTOLAKIS
                                          ALBERT ERANI

                          Summary Compensation Table

   The following table sets forth information as to the compensation received by the two former Chief Executive Officers of the Company and the other most highly compensated executive officers who received cash salary and bonus in excess of $100,000 and were employed by the Company at the end of 2001 (collectively, the "Named Executive Officers") for services rendered to the Company in all capacities during the three years ended December 31, 2001:

                                                                      Long-term
                                                                     Compensation
                                                                      Securities
                                               Annual Compensation    Underlying
-                                             ----------------------    Stock      All Other
         Name and Principal Position          Year  Salary   Bonus    Options(#)  Compensation
         ---------------------------          ---- -------- -------- ------------ ------------
Michael L. Sabolinski, M.D.(1)............... 2001 $277,420 $ 56,000        --      $    900(2)
 Former President and Chief Executive Officer 2000  221,608   60,000    25,000           900(2)
                                              1999  188,896   45,000   150,000           900(2)
Nancy L. Parenteau, Ph.D.(3)................. 2001  229,836   30,000        --           900(2)
 Former Senior Vice President, Research and   2000  221,608   50,000    25,000           900(2)
 Development and Chief Scientific Officer     1999  188,896   50,000   155,000           900(2)
John J. Arcari(4)............................ 2001  184,688   20,000        --           900(2)
 Vice President, Finance and Administration   2000  118,088       --    60,000           900(2)
 and Chief Financial Officer, Treasurer and   1999       --       --        --            --
 Secretary
Philip M. Laughlin(5)........................ 2001  153,138  120,000        --       405,000(6)
 Former President and Chief Executive Officer 2000  325,990       --        --        38,867(7)
                                              1999   63,933       --   500,000            --

--------
(1) Dr. Sabolinski was Senior Vice President, Medical and Regulatory Affairs, from August 1995 until his appointment as President and Chief Executive Officer on May 15, 2001. Dr. Sabolinski resigned from his position as President and Chief Executive Officer on April 1, 2002 to become the Company's Executive Vice President, Medical & Regulatory Affairs and Chief Medical & Scientific Officer.
(2) Reflects amounts contributed by the Company pursuant to its 401(k) Plan.
(3) Dr. Parenteau resigned from her position as Senior Vice President, Research and Development and Chief Scientific Officer on March 15, 2002.
(4) Mr. Arcari joined the Company in May 2000 as Vice President, Finance and Administration and Chief Financial Officer, Treasurer and Secretary.
(5) Mr. Laughlin resigned from his position as President and Chief Executive Officer on May 15, 2001.
(6) Amount shown includes $187,500 severance and a payment of $217,500 which consists of: $72,500 in consideration of Mr. Laughlin's waiver of his vested right to exercise an option to purchase up to 100,000 shares of Common Stock, paid October 18, 2001, and a payment of $145,000 in consideration of Mr. Laughlin's waiver of his right to accelerated vesting of an option to purchase up to 200,000 shares of Common Stock, paid October 18, 2001.
(7) Amount shown includes $37,967 for relocation expenses paid in accordance with Mr. Laughlin's employment agreement and $900 contributed by the Company pursuant to its 401(k) Plan.

                       Option Grants in Last Fiscal Year

   The Company did not grant any options to the Named Executive Officers during the year ended December 31, 2001.

                Aggregated Option Exercises in Last Fiscal Year
                       and Fiscal Year-End Option Values

   The following table sets forth certain information regarding options held as of December 31, 2001 by the Named Executive Officers. This table includes the number of shares covered by both exercisable and unexercisable stock options as of December 31, 2001 and the values of "in-the-money" options.


                                                             Number of Securities
                                                            Underlying Unexercised   Value of Unexercised In-
                                                                  Options at           the-money Options at
                                   Shares                     Fiscal Year-End(1)        Fiscal Year-End(2)
                                 Acquired on     Value     ------------------------- -------------------------
Name                             Exercise(#) Realized $(3) Exercisable Unexercisable Exercisable Unexercisable
----                             ----------- ------------- ----------- ------------- ----------- -------------
Michael L. Sabolinski, M.D. ....       --            --      459,958      147,419      $77,891        --
Nancy L. Parenteau, Ph.D........   35,000      $146,727      350,630      154,875       22,170        --
John J. Arcari..................       --            --       12,000       48,000           --        --
Philip M. Laughlin..............       --            --           --           --           --        --

--------
(1) The options listed, which were granted under the 1986 and 1995 Stock Option Plans, become exercisable in five equal annual installments of 20% each year commencing one year from the date of grant.
(2) The value of unexercised in-the-money options represents the difference between the closing price of the Common Stock on the American Stock Exchange on December 31, 2001 and the applicable option exercise price.
(3) The value realized represents the difference between the closing price of the Common Stock on the American Stock Exchange on the date of exercise and the option exercise price, multiplied by the number of shares acquired on exercise.

  Employment Contracts, Change-in-Control Arrangements and Compensation Arrangements

   The Company and Steven B. Bernitz entered into an employment agreement on April 1, 2002, for a term of one year, expiring on March 31, 2003, pursuant to which Mr. Bernitz serves as President and Chief Executive Officer. According to the agreement, Mr. Bernitz is entitled to an annual base salary of $300,000, with annual increases and bonuses to be determined at the discretion of the Board of Directors. Pursuant to the agreement, Mr. Bernitz was granted an option to purchase up to 400,000 shares of the Company's Common Stock with an equal fraction of those shares vesting each quarter year for each of the next four years starting on April 1, 2002.

   In the event Mr. Bernitz's employment is terminated by the Company for any reason other than for good cause, the Company will pay Mr. Bernitz (1) an amount equal to one year's base salary as in effect on the termination date and the bonus earned in the Company's most recent year; (2) continued health, life, and disability insurance for one year following the termination date; and (3) an additional immediate vesting of the options that would have vested in the 12 months following termination.

   Based substantially on the terms of Mr. Laughlin's 1999 employment contract, as previously described in the Company's Proxy Statement in 2000, the Company agreed to pay Mr. Laughlin the following sums in connection with the cessation of his employment with the Company, effective in May 2001: (1) $650,000, which is an amount equal to two year's base salary, to be paid over 24 months commencing on June 1, 2001, (2) a bonus payment in the aggregate amount of $200,000, to be paid over 24 months commencing on March 1, 2002, (3) a fiscal year 2000 bonus payment of $120,000, paid on May 23, 2001, (4) a payment of $72,500 in consideration of Mr. Laughlin's waiver of his vested right to exercise an option to purchase up to 100,000 shares of Common Stock, paid on October 18, 2001, (5) a payment of $145,000 in consideration of Mr. Laughlin's waiver of his right to accelerated vesting of an option to purchase up to 200,000 shares of Common Stock, paid on October 18, 2001, and (6) reimbursement for insurance premiums paid by Mr. Laughlin. In addition, Mr. Laughlin must comply with the Non-Competition and Non-Disclosure Agreement, dated September 30, 1999 (the "Non-Competition Agreement"). The Non-Competition Agreement provides for, among other things, a 24-month period during which Mr. Laughlin shall not engage in similar or related activities to those he engaged in during the two years prior to his termination for, or render services to, any entity that directly competes, or plans to directly compete, with the Company.

   The Company has a Severance Benefits Plan for certain of its executive officers that provides for benefit payments in the event that an officer's employment is terminated involuntarily following a change in control of the Company. As defined in the Severance Benefits Plan, a change in control will occur: (1) in the event that any person acquires 30% or more of the combined voting power of the Company's then outstanding securities; (2) if a majority of the Board of Directors changes, unless the change was approved by a vote of at least a majority of the Board of Directors prior to such change; (3) in the event that the Stockholders approve a merger or consolidation of the Company, other than a merger or consolidation that would result in the voting securities outstanding immediately prior thereto continuing to represent more than 50% of the combined voting power of the voting securities of the Company or the surviving entity outstanding immediately after such merger or consolidation, or a merger or consolidation effected to implement a recapitalization of the Company in which no person acquires more than 30% of the combined voting power of the Company's then outstanding securities; or (4) in the event that the Stockholders of the Company approve a plan of complete liquidation or the sale of all or substantially all of the Company's assets.

   All stock options held by employees, including executive officers and directors fully vest upon a change in control, as defined above.

  Report of the Audit Committee

   The Audit Committee of the Board of Directors, which consists entirely of directors who meet the independence and experience requirements of the American Stock Exchange, has furnished the following report:

   The Audit Committee assists the Board in overseeing and monitoring the integrity of the Company's financial reporting process, its compliance with legal and regulatory requirements and the quality of its internal and external audit processes. The role and responsibilities of the Audit Committee are set forth in a written Charter adopted by the Board of Directors. The Audit Committee reviews and reassesses the Charter annually and recommends any changes to the Board for approval. The Audit Committee is responsible for overseeing the Company's overall financial reporting process. In fulfilling its responsibilities for the financial statements for fiscal year ended December 31, 2001, the Audit Committee took the following actions:

   . Reviewed and discussed the audited financial statements for the fiscal year ended December 31, 2001 with management and PricewaterhouseCoopers LLP, the Company's independent auditors;

   . Discussed with PricewaterhouseCoopers LLP the matters required to be discussed by Statement on Auditing Standards No. 61 relating to the conduct of the audit; and

   . Received written disclosures and the letter from PricewaterhouseCoopers LLP regarding its independence as required by Independence Standards Board Standard No. 1. The Audit Committee further discussed with PricewaterhouseCoopers LLP their independence. The Audit Committee also considered taxation matters and other areas of oversight relating to the financial reporting and audit process that the Committee determined appropriate.

   Based on the Audit Committee's review of the audited financial statements and discussions with management and PricewaterhouseCoopers LLP, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2001 for filing with the Securities and Exchange Commission.

                                          Members of the Audit Committee:

                                          ANTON E. SCHRAFL, PH.D., Chairman
                                          JAMES J. APOSTOLAKIS
                                          BERNARD A. MARDEN

Section 16(a) Beneficial Ownership Reporting Compliance

   Section 16(a) of the Securities Exchange Act of 1934, as amended, requires directors, officers and persons who own more than 10% of the Common Stock to file with the SEC initial reports of beneficial ownership and reports of changes in such ownership of the Common Stock and other equity securities of the Company. Such persons are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file.

   Based solely on a review of the copies of such forms received by the Company with respect to the fiscal year ended December 31, 2001, or written representations that no other reports were required, the Company believes that, during the preceding year, directors, officers and persons who own more than 10% of the Common Stock have complied with all applicable section 16(a) filing requirements, except that two reports on Form 4, covering additional Common Stock acquisitions, were filed late by each of Bernard A. Marden and Glenn Nussdorf.

Certain Transactions

   As of March 31, 1999, the Company raised $20,000,000 through the private placement of 7% five-year convertible debentures and warrants to purchase up to 400,000 shares of Common Stock. The debentures are convertible at a fixed price of $14.50 per share and mature on March 29, 2004. Each warrant grants the right to purchase one share of Common Stock at the exercise price of $21.75 for each $50.00 in face value of the convertible debentures at any time before March 30, 2004. Mr. Erani, Mr. Gardner and Mr. Marden, all members of the Board of Directors at the time, purchased $2,500,000, $2,000,000 and $1,500,000, respectively, of the convertible debentures and warrants. Mr. Erani's brother purchased $2,750,000 of the convertible debentures and warrants. Mr. Ades, a nominee for director, purchased $4,700,000 of the convertible debentures and warrants, and North American Management Corporation, a greater than 5% Stockholder of the Company, purchased $1,250,000 of the convertible debentures and warrants. Mr. Ades' sons purchased an aggregate of $300,000 of the convertible debentures and warrants.

   The Company entered into a collaborative agreement with Novartis, a greater than 5% Stockholder of the Company, in 1996, which was amended in 2001. Pursuant to the amended agreement, in 2001 the Company received $8,191,000 in payment for units of Apligraf sold to Novartis and $8,964,000 in support payments for facility upgrades. On June 29, 2001, the Company exercised a $10,000,000 security option with Novartis, which closed on October 16, 2001. The security sold was a 7% convertible subordinated note in the principal amount of $10,000,000 with a maturity date of March 29, 2004. The note may be converted into shares of Common Stock at an adjusted conversion price of $4.49 per share, by Novartis or by the Company, subject to certain conditions, at any time after March 31, 2002.

   On August 28, 2001, the Company raised $3,250,000 in connection with the sale and issuance of 503,876 shares of Common Stock and warrants to purchase up to 62,009 shares of Common Stock. The shares of Common Stock were sold at a purchase price of $6.45 per share. The warrants to purchase Common Stock are exercisable for a period of three years and have an exercise price of $8.55 per share. Mr. Marden and Mr. Nussdorf, both members of the Board of Directors at the time, purchased 96,899 shares and 251,938 shares of Common Stock, respectively, and warrants to purchase up to 11,925 shares and 31,004 shares of Common Stock, respectively. Mr. Ades, a nominee for director, purchased 155,039 shares of Common Stock and warrants to purchase up to 19,080 shares of Common Stock.

   On October 12, 2001, the Company raised $7,000,000 in connection with the sale and issuance of 1,670,645 shares of Common Stock. The shares of Common Stock were sold pursuant to a takedown from the Company's existing shelf registration statement on Form S-3 at a purchase price of $4.19 per share. Mr. Marden, a member of the Board of Directors, purchased 119,331 shares of Common Stock in this transaction. Mr. Ades, a nominee for director, purchased 178,997 shares of Common Stock in this transaction.

   On March 21, 2002, the Company completed a private placement of 100,000 shares of Series D Preferred Stock, with rights to acquire up to an additional 20,000 shares of Series D Preferred Stock, and 7,241,376 shares of Common Stock, with warrants to acquire up to 3,620,686 shares of Common Stock to a select group of institutional investors yielding net proceeds of approximately $15,500,000. Bricoleur Capital Management, a greater than 5% Stockholder of the Company, purchased 100,000 shares of Series D Preferred Stock and the right to acquire up to an additional 20,000 shares of Series D Preferred Stock in this transaction.

Comparative Stock Performance Graph

   The graph below compares the cumulative total stockholder return on the Common Stock against the cumulative total return of the Standard & Poor's 500 Stock Index and the AMEX Biotechnology Index during the five years ending December 31, 2001. The graph and table assume $100 was invested on December 31, 1996 in Common Stock and in each of the foregoing indices. The Company has not paid any dividends on the Common Stock and no dividends are included in the representation of the Company's performance. The stock price performance on the graph below is not necessarily indicative of future price performance. The graph lines merely connect year end dates and do not reflect fluctuations between these dates. This graph is not "soliciting material", is not deemed filed with the Securities and Exchange Commission and is not to be incorporated by reference in any filing of the Company under the Securities Act of 1933 or the Securities Exchange Act of 1934 whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

                                    [CHART]

                          1996    1997     1998       1999     2000      2001
                          ----------------------------------------------------
Organogenesis Inc.        $100   $184.58   $94.44    $75.12    $77.18   $41.21
S&P 500 Index              100    133.40   171.50    207.60    188.70   166.20
AMEX Biotechnology Index   100    112.56   120.30    271.27    439.58   402.34

                                  ITEM NO. 1

                             ELECTION OF DIRECTORS

   The Company's By-Laws provide for the Company's business to be managed by or under the direction of the Board of Directors. Under the Company's By-Laws, the number of directors is fixed from time to time by the Board of Directors. The Board of Directors currently consists of six members. Unless otherwise instructed, the persons named in the enclosed proxy will vote to elect as directors the six nominees named below. Each director will be elected to hold office until the next annual meeting of Stockholders or until his or her successor is elected and qualified. If a nominee becomes unavailable, the person acting under the proxy may vote the proxy for the election of a substitute. The Company does not presently contemplate that any of the nominees will be unavailable.

   The following table sets forth the name and age of each nominee and the positions and offices held by him or her, his or her principal occupation and business experience during the past five years, when he or she first became a director of the Company and the names of other publicly held companies of which he or she serves as a director:

                                                                                                First
                                                                                               Became a
       Name and Age            Principal Occupation, Business Experience and Directorships     Director
       ------------         ------------------------------------------------------------------ --------
Alan Ades.................. Chairman, Chief Executive Officer, and Founder of A&E Stores,      Nominee
  Age 63                    Inc.; Chairman, Chief Executive Officer, and Founder of Rugby
                            Realty, Inc., and Chairman of Radix International, Inc., each for more than the past five years. Mr. Ades is an attorney admitted to practice in New York. Mr. Ades and Albert Erani, a director of the Company, are cousins.

James J. Apostolakis....... Vice Chairman and Director of Columbia Laboratories Inc. since      2000
  Age 59                    January 1999; Managing Director at Poseidon Capital Corporation,
                            an investment banking firm, since February of 1998; President of
                            Lexington Shipping & Trading Corporation since 1973.

Steven B. Bernitz.......... President and Chief Executive Officer of the Company since          2002
  Age 37                    April 2002; Executive Vice President and Chief Operating Officer
                            of the Company from January 2002 to April 2002; Vice President,
                            World Wide Commercial Operations of the Company from
                            January 2001 to January 2002; General Manager Commercial
                            Operations from July 2000 to January 2001; Executive Director
                            Business Development of the Company from September 1999 to
                            July 2000; Vice President, Corporate Development, and Vice
                            President Business Development, Operations Division at Dyax
                            Corporation from 1997 to 1999; Senior Director, Strategy &
                            Development, Vaccine Division at MERCK & Co., Inc. from
                            1996 to 1997.

Bernard A. Marden.......... Mr. Marden has been a private investor for the past five years.     1999
  Age 82

Michael L. Sabolinski, M.D. Executive Vice President, Medical & Regulatory Affairs and          2001
  Age 46                    Chief Medical & Scientific Officer since April 2002; President and Chief Executive Officer of the Company from May 2001 to
                            April 2002; Senior Vice President, Medical and Regulatory
                            Affairs of the Company from August 1995 to May 2001; Vice
                            President, Medical and Regulatory Affairs of the Company from
                            February 1994 to August 1995.

Anton E. Schrafl, Ph.D..... Deputy Chairman of "Holderbank" Financiere Glaris Ltd., a           1987
  Age 70                    Swiss manufacturer of cement, since July 1984; Director of
                            Apogee Technology, Inc.

   A plurality of the shares voted affirmatively at the Annual Meeting is required to elect each nominee as a director.

   The Board of Directors recommends a vote "FOR" electing these six nominees, and proxies solicited by the Board will be voted in favor thereof unless a Stockholder has indicated otherwise on the proxy.

                                  ITEM NO. 2

           RATIFICATION OF THE SELECTION OF INDEPENDENT ACCOUNTANTS

   The Board of Directors has selected PricewaterhouseCoopers LLP as independent accountants for the 2002 fiscal year. PricewaterhouseCoopers LLP has served as the Company's independent accountants since 1986. Representatives of PricewaterhouseCoopers LLP are expected to be present at the Annual Meeting. They will have the opportunity to make a statement if they so desire and will also be available to respond to appropriate questions from Stockholders. Stockholders are being asked to ratify this selection at the Annual Meeting.

  Audit Fees

   The Company paid PricewaterhouseCoopers LLP a total of $146,751 for its audit of the Company's annual financial statements for the fiscal year ended December 31, 2001 and for their review of the Company's quarterly consolidated financial statements filed on Forms 10-Q filed during the last fiscal year.

  Financial Information Systems Design and Implementation Fees

   During the Company's fiscal year ended December 31, 2001,
PricewaterhouseCoopers LLP did not provide any financial information systems design or implementation services to the Company.

  All Other Fees

   During the Company's fiscal year ended December 31, 2001, the Company paid PricewaterhouseCoopers LLP a total of $153,762 for its provision of services related to the private placement of securities, tax, employee benefit plans, and government grant compliance matters.

   The Audit Committee has considered whether the provision of the services described under the caption "All Other Fees" is compatible with maintaining PricewaterhouseCoopers LLP's independence.

   The Board of Directors recommends a vote "FOR" ratification of the selection of the independent accountants and proxies solicited by the Board will be voted in favor thereof unless a Stockholder has indicated otherwise on the proxy.

                                  ITEM NO. 3

 AMENDMENT TO THE COMPANY'S RESTATED CERTIFICATE OF INCORPORATION TO INCREASE
          FROM 80,000,000 SHARES TO 100,000,000 SHARES THE AGGREGATE
    NUMBER OF SHARES OF COMMON STOCK AUTHORIZED TO BE ISSUED BY THE COMPANY

   The Board of Directors has determined that it is advisable to increase the Company's authorized Common Stock from 80,000,000 shares to 100,000,000 shares, and has voted to recommend that the Stockholders adopt an amendment to the Company's Restated Certificate of Incorporation effecting the proposed increase. The full text of the proposed amendment to the Company's Restated Certificate of Incorporation is attached to this Proxy Statement as Exhibit A.

   As of April 9, 2002, approximately 44,699,181 shares of Common Stock were issued and outstanding, excluding 250,000 treasury shares. The Company has reserved an additional 19,721,262 shares for issuance under its employee stock purchase plan and upon the exercise of outstanding stock options and warrants, the exercise of stock options available for grant under the Company's option plans, the conversion of issued convertible notes and debentures and issued Series D Preferred Stock and Series D Preferred Stock issuable upon exercise of rights sold in a private placement. Accordingly, there are an additional 15,329,557 shares of Common Stock available for future issuance.

   The Board of Directors believes it continues to be in the best interest of the Company to have sufficient additional authorized but unissued shares of Common Stock available in order to provide flexibility for corporate action in the future, including possible acquisitions of other companies, financings, investment opportunities, or for other corporate purposes, as the Board of Directors deems necessary to sustain and grow the Company. At present, the Company has no specific plans, agreements or arrangements with respect to any exchange, merger, combination, acquisition or similar transaction that would require the Company to issue new shares of the authorized but unissued stock. This increase will avoid repeated separate amendments to the Company's Restated Certificate of Incorporation, and the delay and expense incurred in holding special meetings of the Stockholders to approve such amendments. The Board of Directors believes that the currently available unissued shares do not provide sufficient flexibility for corporate action in the future.

   No further authorization by vote of the Stockholders will be solicited for the issuance of the additional shares of Common Stock proposed to be authorized, except as might be required by law, regulatory authorities or rules of the American Stock Exchange, or any other stock exchange on which our shares may then be listed. The issuance of additional shares of Common Stock could have the effect of diluting existing stockholder earnings per share, book value per share and voting power. The Company's Stockholders do not have any preemptive right to purchase or subscribe for any part of any new or additional issuance of the Company's securities.

   The affirmative vote of the holders of a majority of the outstanding shares of the Company's Common Stock and Series D Preferred Stock entitled to vote, voting together as a single class on an as converted basis, and the affirmative vote of a majority of the outstanding shares of Common Stock entitled to vote, voting as a separate class, are required to approve the amendment to the Company's Restated Certificate of Incorporation to effect the proposed increase in our authorized shares.

   The Board of Directors recommends a vote "FOR" the amendment to the Company's Restated Certificate of Incorporation, and proxies solicited by the Board will be voted in favor thereof unless a Stockholder has indicated otherwise on the proxy.

                                  ITEM NO. 4

                                 OTHER MATTERS

   The Company does not know of any other matters that may come before the Annual Meeting. However, if any other matters are properly presented to the Annual Meeting, it is the intention of the persons named in the accompanying proxy to vote, or otherwise act, in accordance with their judgment on such matters.

Deadline for Submission of Stockholders' Proposals

   In order to be considered for addition to the agenda for the Annual Meeting of Stockholders in the year 2003 and to be included in the proxy statement and form of proxy, stockholders' proposals must be received by the Company no later than January 7, 2003. In order to be considered for presentation at the Annual Meeting of Stockholders in the year 2003, although not included in the proxy statement, a stockholder proposal must comply with the requirements of the Company's By-Laws and be received by us no earlier than February 21, 2003 and no later than March 23, 2003. Stockholder proposals should be delivered in writing to the Secretary, Organogenesis Inc., 150 Dan Road, Canton, Massachusetts 02021. A copy of the Company's By-Laws may be obtained from the Company upon written request to the Secretary.

                                          By Order of the Board of Directors,


                                          /s/ Jeffrey L. Dow
                                          JEFFREY L. DOW, ESQ., Secretary

Canton, Massachusetts
May 7, 2002

   THE BOARD OF DIRECTORS HOPES THAT STOCKHOLDERS WILL ATTEND THE ANNUAL MEETING. WHETHER OR NOT YOU PLAN TO ATTEND, YOU ARE URGED TO COMPLETE, SIGN, DATE AND RETURN THE ENCLOSED PROXY IN THE ACCOMPANYING ENVELOPE. PROMPT RESPONSE WILL GREATLY FACILITATE ARRANGEMENTS FOR THE ANNUAL MEETING AND YOUR COOPERATION IS APPRECIATED. STOCKHOLDERS WHO ATTEND THE ANNUAL MEETING MAY VOTE THEIR STOCK PERSONALLY EVEN THOUGH THEY HAVE SENT IN THEIR PROXIES.

   THE COMPANY'S ANNUAL REPORT ON FORM 10-K, AS AMENDED ON FORMS 10-K/A, FOR THE FISCAL YEAR ENDED DECEMBER 31, 2001 (INCLUDING FINANCIAL STATEMENTS, BUT EXCLUDING ALL OTHER EXHIBITS THERETO) FILED WITH THE SECURITIES AND EXCHANGE COMMISSION, WHICH PROVIDES ADDITIONAL INFORMATION ABOUT THE COMPANY, IS AVAILABLE TO BENEFICIAL OWNERS OF THE COMPANY'S VOTING SECURITIES WITHOUT CHARGE, UPON WRITTEN REQUEST TO JEFFREY L. DOW, SECRETARY, ORGANOGENESIS INC., 150 DAN ROAD, CANTON, MA 02021.

                                                                      Exhibit A

                           CERTIFICATE OF AMENDMENT
                                      OF
                     RESTATED CERTIFICATE OF INCORPORATION
                                      OF
                              ORGANOGENESIS INC.

   It is hereby certified that:

   1. The name of the Corporation is Organogenesis Inc. (hereinafter referred to as the "Corporation").

   2. The restated Certificate of Incorporation of the Corporation, filed with the Secretary of State of the State of Delaware on October 27, 1986, as amended on October 18, 1990, August 13, 1996, and July 2, 1999, is hereby further amended by deleting the first paragraph of Article "FOURTH" in its entirety and by substituting in lieu thereof the following:

      "FOURTH. The total number of shares of all classes of stock that the Corporation shall have the authority to issue is 100,000,000 shares of Common Stock, par value $.01 per share, and 1,000,000 shares of Preferred Stock, par value $1.00 per share."

   3. Pursuant to Section 242 of the General Corporation Law of the State of Delaware, on April 14, 2002, the Board of Directors adopted at a meeting a resolution approving the foregoing amendment, declaring said amendment to be advisable, and directing that it be submitted to and considered by the stockholders of the Corporation for adoption.

   4. The stockholders of the Corporation duly adopted the foregoing amendment at the Corporation's Annual Meeting of Stockholders on June 6, 2002, in accordance with Section 242 of the General Corporation Law of the State of Delaware.

Signed this            day of          2002.

By: _________________________________________________________________________

   --------------------------------
   Name and Title

      PROXY                                                            PROXY


                               ORGANOGENESIS INC.
                                  150 Dan Road
                                Canton, MA 02021

                  Annual Meeting of Stockholders - June 6, 2002

   THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF THE COMPANY

The undersigned, revoking all prior proxies, hereby acknowledges receipt of the Notice and Proxy Statement dated May 7, 2002 in connection with the Annual Meeting of Stockholders, and hereby appoint(s) Steven B. Bernitz and Jeffrey L. Dow and each of them, with full power of substitution, as proxies to represent and vote, as designated hereon, all shares of stock of Organogenesis Inc. that the undersigned would be entitled to vote if personally present at the Annual Meeting of Stockholders to be held at Omni Berkshire Place, 21 East 52nd Street at Madison Avenue, New York, NY 10022 on Thursday, June 6, 2002 at 10:00 A.M., local time, and at any adjournment thereof.

IN THEIR DISCRETION, THE PROXIES ARE AUTHORIZED TO VOTE UPON SUCH OTHER MATTERS AS PROPERLY MAY COME BEFORE THE MEETING OR ANY ADJOURNMENT THEREOF.

This proxy, when properly executed, will be voted in the manner directed herein by the undersigned stockholder(s). If no direction is given, this proxy will be voted FOR the election of Directors and FOR Items 2 and 3. Attendance of the undersigned at the meeting or at any adjournment thereof will not be deemed to revoke this proxy unless the undersigned shall revoke this proxy in writing.

         PLEASE FILL IN, DATE, SIGN AND MAIL THIS PROXY IN THE ENCLOSED
                            POST-PAID RETURN ENVELOPE

                  (Continued and to be signed on reverse side)

                               ORGANOGENESIS INC.

                                  June 6, 2002

Co. # _______________                                     Acct. # ______________

                            PROXY VOTING INSTRUCTIONS

TO VOTE BY MAIL
---------------
Please date, sign and mail your proxy card in the envelope provided as soon as possible.

TO VOTE BY TELEPHONE (TOUCH-TONE PHONE ONLY)
--------------------------------------------
Please call toll-free 1-800-PROXIES and follow the instructions. Have your control number and the proxy card available when you call.

TO VOTE BY INTERNET
-------------------
Please access the web page at www.voteproxy.com and follow the on-screen instructions. Have your control number available when you access the web page.

YOUR CONTROL NUMBER IS _____________________________________


[X] Please mark your votes as in this example:

   UNLESS OTHERWISE INSTRUCTED, THIS PROXY WILL BE VOTED IN FAVOR OF THE ITEMS
                              SET FORTH BELOW.
      THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" ITEMS 1, 2 AND 3.

1. Election of Directors                   Nominees:
                                                     Alan Ades
       FOR    WITHHOLD                               James J. Apostolakis
                                                     Steven B. Bernitz
       [_]      [_]                                  Bernard A. Marden
                                                     Michael L. Sabolinski, M.D.
                                                     Anton E. Schrafl, Ph.D.




FOR all directors, except WITHHOLD authority from the following nominee(s):


--------------------------------------------------------

2. Ratify the selection by the Board of Directors of PricewaterhouseCoopers LLP as independent accountants for the 2002 fiscal year.

       FOR      AGAINST     ABSTAIN
       [_]        [_]         [_]


3. To amend the Company's Restated Certificate of Incorporation to increase the aggregate number of shares of Common Stock authorized for issuance by the Company from 80,000,000 shares to 100,000,000 shares.

       FOR      AGAINST     ABSTAIN
       [_]        [_]         [_]



SIGNATURE                                           DATE
         --------------------------------------         ----------------------

SIGNATURE                                           DATE
         --------------------------------------         ----------------------

Please sign exactly as name(s) appears hereon. If the stock is registered in the names of two or more persons, each should sign. Executors, administrators, trustees, guardians, attorneys and corporate officers should add their titles.